UNITED STATES DISTRICT COURT
FOR THE MIDDLE DISTRICT OF PENNSYLVANIA CASE NO.

UNITED STATES OF AMERICA

v.

MONEYGRAM INTERNATIONAL, INC., Defendant.

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DEFERRED PROSECUTION AGREEMENT
Defendant MONEYGRAM INTERNATIONAL, INC. (the "Company"), by its undersigned representatives, pursuant to authority granted by the Company's Board of Directors, and the United States Department of Justice, Criminal Division, Asset Forfeiture and Money Laundering Section and the United States Attorney's Office for the Middle District of Pennsylvania (collectively, the "Department"), enter into this deferred prosecution agreement (the "Agreement"). The terms and conditions of this Agreement are as follows:
Criminal Information and Acceptance of Responsibility
1.     The Company acknowledges and agrees that the Department will file the attached two count criminal Information in the United States District Court for the Middle District of Pennsylvania charging the Company with knowingly and intentionally aiding and abetting wire fraud, in violation of Title 18, United States Code, Sections 1343 and 2, and willfully failing to implement an effective anti-money laundering program, in violation of Title 31, United States Code, Section 5318(h) and regulations issued thereunder. In so doing, the Company: (a) knowingly waives its right to indictment on this charge, as well as all rights to a speedy trial pursuant to the Sixth Amendment to the United States Constitution, Title 18, United States Code, Section 3161, and Federal Rule of Criminal Procedure 48(b); and (b) knowingly waives for purposes of this Agreement and any charges by the United States arising out of the conduct described in the attached Statement of Facts any objection with respect to venue and consents to the filing of the Information, as provided under the terms of this Agreement, in the United States District Court for the Middle District of Pennsylvania.
2.     The Company admits, accepts, and acknowledges that it is responsible for the acts of its officers, directors, and employees as charged in the Information, and as set forth in the Statement of Facts attached hereto as Attachment A and incorporated by reference into this Agreement, and that the allegations described in the Information and the facts described in Attachment A are true and accurate. Should the Department pursue the prosecution that is deferred by this Agreement, the Company agrees that it will neither contest the admissibility of nor contradict the Statement of Facts in any such proceeding, including any guilty plea or sentencing proceeding. Neither this Agreement nor the criminal Information is a final adjudication of the matters addressed in such documents.

Term of the Agreement
3.     This Agreement is effective for a period beginning on the date on which the Information is filed and ending five (5) years from that date (the "Term"). However, the Company agrees that, in the event that the Department determines, in its sole discretion, that the Company has knowingly violated any provision of this Agreement, an extension or extensions of the Term of the Agreement may be imposed by the Department, in its sole discretion, for up to a total additional time period of one year, without prejudice to the Department's right to proceed as provided in Paragraphs 16 through 19 below. Any extension of the Agreement extends all terms of this Agreement, including the terms of the monitorship in Attachment D, for an equivalent period. Conversely, in the event the Department finds, in its sole discretion, that there exists a change in circumstances sufficient to eliminate the need for the corporate compliance monitor in Attachment D, and that the other provisions of this Agreement have been satisfied, the Term of the Agreement may be terminated early.
Relevant Considerations
4.     The Department enters into this Agreement based on the individual facts and circumstances presented by this case and the Company. Among the facts considered were the following: (a) the Company's remedial actions taken to date described in the Statement of Facts; (b) the Company's willingness to acknowledge and accept responsibility for its actions; (c) the Company's commitment to continue to enhance its anti-fraud and anti-money laundering programs, including implementing and complying with the Enhanced Compliance Undertaking in Attachment C; (d) the Company's agreement to continue to cooperate with the Department in any ongoing investigation of the conduct of the Company and its officers, directors, employees, agents, agent employees and consultants relating to fraud, money laundering, and the failure to have an effective anti-money laundering program as provided in Paragraph 5 below; and (e) the Company's willingness to settle any and all civil and criminal claims currently held by the Department for any act within the scope of Statement of Facts.
Cooperation
5.     The Company shall continue to cooperate fully with the Department in any and all matters relating to fraud-induced money transfers, money laundering, and its anti-money laundering program, subject to applicable laws and regulations. At the request of the Department, the Company shall also cooperate fully with other domestic or foreign law enforcement authorities and agencies, in any investigation of the Company or any of its present and former officers, directors, employees, agents, agent employees and consultants, or any other party, in any and all matters relating to fraud-induced money transfers, money laundering, and its anti-money laundering program. The Company agrees that its cooperation shall include, but is not limited to, the following:
a.     The Company shall truthfully disclose all factual information not protected by a valid claim of attorney-client privilege or work product doctrine with respect to its activities and those of its present and former directors, officers, employees, agents, agent employees and consultants concerning all matters related to fraud-induced money transfers, money laundering, and its anti-money laundering program about which the Company has any knowledge or about which the Department may inquire. This obligation of truthful disclosure includes the obligation of the Company to provide to the Department, upon request, any document, record or other tangible evidence relating to fraud-induced money transfers, money laundering, and its anti-money laundering program about which the Department may inquire of the Company.
b.     Upon request of the Department, with respect to any issue relevant to its investigation of fraud-induced money transfers, money laundering, and its anti-money laundering program, the Company shall designate knowledgeable employees, agents or attorneys to provide the Department the information and materials described in Paragraph 5(a) above on behalf of the Company. It is further understood that the Company must at all times provide complete, truthful, and accurate information.
c.    With respect to any issue relevant to the Department's investigation of fraud-induced money transfers, money laundering, and its anti-money laundering program, the Company shall use its best efforts to make available for interview or testimony, as requested by the Department, present or former officers, directors, employees, agents, agent employees and consultants of the Company. This obligation includes, but is not limited to, sworn testimony before a federal grand jury or in federal trials, as well as interviews with federal law enforcement and regulatory authorities. Cooperation under this Paragraph shall include identification of witnesses who, to the knowledge of the Company, may have material information regarding the matters under investigation.
d.     With respect to any information, testimony, documents, records or other tangible evidence provided to the Department pursuant to this Agreement, the Company consents to any and all disclosures, subject to applicable laws and regulations, to other governmental authorities, including United States authorities and those of a foreign government, of such materials as the Department, in its sole discretion, shall deem appropriate.
Forfeiture Amount
6.     As a result of MoneyGram's conduct, including the conduct set forth in the Statement of Facts, the parties agree that the Department could institute a civil and/or criminal forfeiture action against certain funds held by MoneyGram and that such funds would be forfeitable pursuant to Title 18, United States Code, Sections 981 and 982 and Title 28, United States Code, Section 2461(c). MoneyGram hereby acknowledges that at least $100,000,000 was involved in the fraud schemes described in the Statement of Facts, and that such conduct violated Title 18, United States Code, Section 1343. In lieu of a forfeiture resulting from a criminal proceeding, MoneyGram hereby agrees to pay to the Department the sum of $100,000,000 (the "Forfeiture Amount"). MoneyGram hereby agrees that the funds paid by MoneyGram pursuant to this Agreement shall be considered substitute res for the purpose of forfeiture to the Department pursuant to Title 18, United States Code, Sections 981, 982 or Title 28, United States Code, Section 2461(c), and MoneyGram releases any and all claims it may have to such funds. MoneyGram shall pay the Department the sum of $65,000,000 plus any associated transfer fees within five (5) business days of the date this Agreement is signed, pursuant to payment instructions as directed by the Department in its sole discretion. MoneyGram shall pay the Department the remaining sum of $35,000,000 plus any associated transfer fees within ninety (90) business days of the date this Agreement is signed, pursuant to payment instructions as directed by the Department in its sole discretion.

7.     It is the intent of the Department that the forfeited funds will be restored to the victims of the fraud described in the Statement of Facts pursuant to 18 U.S.C. § 981(e)(6), under the Petition for Remission and/or Mitigation procedures of the United States Department of Justice or any other manner within the United States Attorney General's discretion.
Conditional Release from Liability
8.     In return for the full and truthful cooperation of the Company, and its compliance with the other terms and conditions of this Agreement, the Department agrees, subject to Paragraphs 16 through 19 below, not to use any information related to the conduct described in the attached Statement of Facts against the Company in any criminal or civil case, except: (a) in a prosecution for perjury or obstruction of justice; or (b) in a prosecution for making a false statement. In addition, the Department agrees, except as provided herein, that it will not bring any criminal case against the Company or any of its wholly owned or controlled subsidiaries related to the conduct of present and former officers, directors, employees, agents, agent employees and consultants, as described in the attached Statement of Facts, or relating to information that the Company disclosed to the Department prior to the date on which this Agreement was signed.
a.     This Paragraph does not provide any protection against prosecution for any future involvement in fraud-induced money transfers, money laundering, or fail in to maintain an effective anti-money laundering program by the Company.
b.     In addition, this Paragraph does not provide any protection against prosecution of any present or former officers, directors, employees, agents, agent employees and consultants of the Company for any violations committed by them.
Enhanced Compliance Undertaking
9.     The Company represents that, in addition to the enhancements it has already made to its anti-fraud and anti-money laundering programs as described in the Statement of Facts, the Company has or will also undertake, at a minimum, the enhanced compliance obligations described in Attachment C, which is incorporated by reference into this agreement, for the duration of this Agreement.
Corporate Compliance Monitor
10.     Within sixty (60) calendar days of the filing of the Agreement and the accompanying Information, or promptly after the Department's selection pursuant to Paragraph 11 below, the Company agrees to retain an independent compliance monitor (the "Monitor") for the term specified in Paragraph 13. The Monitor’s duties and authority, and the obligations of the Company with respect to the Monitor and the Department, are set forth in Attachment D, which is incorporated by reference into this agreement. Within thirty (30) calendar days after the execution of this Agreement, and after consultation with the Department, the Company will propose to the Department a pool of three qualified candidates to serve as the Monitor. If the Department, in its sole discretion, is not satisfied with the candidates proposed, the Department reserves the right to seek additional nominations from the Company. The Monitor candidates shall have, at a minimum, the following qualifications:
a.    demonstrated expertise with respect to the Bank Secrecy Act and federal anti-money laundering laws and regulations;
b.    expertise reviewing corporate compliance policies, procedures and internal controls, including compliance with the Bank Secrecy Act and federal anti-money laundering laws and regulations;
c.     the ability to access and deploy resources as necessary to discharge the Monitor's duties as described in the Agreement; and
d.     sufficient independence from the Company to ensure effective and impartial performance of the Monitor's duties as described in the Agreement.
11.     The Department retains the right, in its sole discretion, to choose the Monitor from among the candidates proposed by the Company, though the Company may express its preference(s) among the candidates. In the event the Department rejects all proposed Monitors, the Company shall propose another candidate within ten (10) calendar days after receiving notice of the rejection. This process shall continue until a Monitor acceptable to both parties is chosen. If the Monitor resigns or is otherwise unable to fulfill his or her obligations as set out herein and Attachment D, the Company shall within sixty (60) calendar days recommend a pool of three qualified Monitor candidates from which the Department will choose a replacement.
12.    The Company agrees that it will not employ or be affiliated with the Monitor for a period of not less than one year from the date on which the Monitor's term expires.
13.     The Monitor's term shall be five (5) years from the date on which the Monitor is retained by the Company, subject to extension or early termination as described in Paragraph 3.
Deferred Prosecution
14.     In consideration of: (a) the past and future cooperation of the Company described in Paragraphs 5 above; (b) the Company's forfeiture of $100,000,000; (c) the Company's implementation and maintenance of remedial measures described in the Statement of Facts; and (d) the Company's enhanced compliance undertaking described in Attachment C, the Department agrees that any prosecution of the Company for the conduct set forth in the attached Statement of Facts, and for the conduct that the Company disclosed to the Department prior to the signing of this Agreement, be and hereby is deferred for the Term of this Agreement.
15.     The Department further agrees that if the Company fully complies with all of its obligations under this Agreement, the Department will not continue the criminal prosecution against the Company described in Paragraph I and, at the conclusion of the Term, this Agreement shall expire. Within thirty (30) days of the Agreement's expiration, the Department shall seek dismissal with prejudice of the criminal Information filed against the Company described in Paragraph 1.

Breach of the Agreement
16.     If, during the Term of this Agreement, the Department determines, in its sole discretion, that the Company has (a) committed any felony under U.S. federal law subsequent to the signing of this Agreement, (b) at any time provided in connection with this Agreement deliberately false, incomplete, or misleading information, or (c) otherwise breached the Agreement, the Company shall thereafter be subject to prosecution for any federal criminal violation of which the Department has knowledge, including the charges in the Information described in Paragraph I, which may be pursued by the Department in the U.S. District Court for the Middle District of Pennsylvania or any other appropriate venue. Any such prosecution may be premised on information provided by the Company. Any such prosecution that is not time- barred by the applicable statute of limitations on the date of the signing of this Agreement may be commenced against the Company notwithstanding the expiration of the statute of limitations between the signing of this Agreement and the expiration of the Term plus one year. Thus, by signing this Agreement, the Company agrees that the statute of limitations with respect to any such prosecution that is not time-barred on the date of the signing of this Agreement shall be tolled for the Term plus one year.
17.     In the event that the Department determines that the Company has breached this Agreement, the Department agrees to provide the Company with written notice of such breach prior to instituting any prosecution resulting from such breach. The Company shall, within thirty (30) days of receipt of such notice, have the opportunity to respond to the Department in writing to explain the nature and circumstances of such breach, as well as the actions the Company has taken to address and remediate the situation, which explanation the Department shall consider in determining whether to institute a prosecution.
18.     In the event that the Department determines that the Company has breached this Agreement: (a) all statements made by or on behalf of the Company to the Department or to the Court, including the attached Statement of Facts, and any testimony given by the Company before a grand jury, a court, or any tribunal, or at any legislative hearings, whether prior or subsequent to this Agreement, and any leads derived from such statements or testimony, shall be admissible in evidence in any and all criminal proceedings brought by the Department against the Company; and (b) the Company shall not assert any claim under the United States Constitution, Rule 11(f) of the Federal Rules of Criminal Procedure, Rule 410 of the Federal Rules of Evidence, or any other federal rule that statements made by or on behalf of the Company prior or subsequent to this Agreement, or any leads derived therefrom, should be suppressed. The decision whether conduct or statements of any current director or employee, or any person acting on behalf of, or at the direction of, the Company will be imputed to the Company for the purpose of determining whether the Company has violated any provision of this Agreement shall be in the sole discretion of the Department.
19.     The Company acknowledges that the Department has made no representations, assurances, or promises concerning what sentence may be imposed by the Court if the Company breaches this Agreement and this matter proceeds to judgment. The Company further acknowledges that any such sentence is solely within the discretion of the Court and that nothing in this Agreement binds or restricts the Court in the exercise of such discretion.
Sale or Merger of Company
20.     The Company agrees that in the event it sells, merges, or transfers all or substantially all of its business operations as they exist as of the date of this Agreement, whether such sale is structured as a sale, asset sale, merger, or transfer, it shall include in any contract for sale, merger, or transfer a provision binding the purchaser, or any successor in interest thereto, to the obligations described in this Agreement.
Public Statements by Company
21.     The Company expressly agrees that it shall not, through present or future attorneys, officers, directors, employees, agents or any other person authorized to speak for the Company make any public statement, in litigation or otherwise, contradicting the acceptance of responsibility by the Company set forth above or the facts described in the attached Statement of Facts. Any such contradictory statement shall, subject to cure rights of the Company described below, constitute a breach of this Agreement and Company thereafter shall be subject to prosecution as set forth in Paragraphs 1 and 2 of this Agreement. The decision whether any public statement by any such person contradicting a fact contained in the Statement of Facts will be imputed to the Company for the purpose of determining whether it has breached this Agreement shall be at the sole discretion of the Department. If the Department determines that a public statement by any such person contradicts in whole or in part a statement contained in the Statement of Facts, the Department shall so notify the Company, and the Company may avoid a breach of this Agreement by publicly repudiating such statement(s) within five (5) business days after notification. The Company shall be permitted to raise defenses and to assert affirmative claims in other proceedings relating to the matters set forth in the Statement of Facts provided that such defenses and claims do not contradict, in whole or in part, a statement contained in the Statement of Facts. This Paragraph does not apply to any statement made by any present or former officer, director, employee, or agent of the Company in the course of any criminal, regulatory, or civil case initiated against such individual, unless such individual is speaking on behalf of the Company.
22.     The Company agrees that if it, or any of its direct or indirect subsidiaries or affiliates issues a press release or holds any press conference in connection with this Agreement, the Company shall first consult the Department to determine (a) whether the text of the release or proposed statements at the press conference are true and accurate with respect to matters between the Department and the Company; and (b) whether the Department has no objection to the release.
23.     The Department agrees, if requested to do so, to bring to the attention of governmental and other debarment authorities the facts and circumstances relating to the nature of the conduct underlying this Agreement, including the nature and quality of the Company's cooperation and remediation. By agreeing to provide this information to debarment authorities, the Department is not agreeing to advocate on behalf of the Company, but rather is agreeing to provide facts to be evaluated independently by the debarment authorities.

Limitations on Binding Effect of Agreement
24.     This Agreement is binding on the Company and the Department but specifically does not bind any other federal agencies, or any state, local or foreign law enforcement or regulatory agencies, or any other authorities, although the Department will bring the cooperation of the Company and its compliance with its other obligations under this Agreement to the attention of such agencies and authorities if requested to do so by the Company.
Complete Agreement
25.     This Agreement sets forth all the terms of the agreement between the Company and the Department. No amendments, modifications or additions to this Agreement shall be valid unless they are in writing and signed by the Department, the attorneys for the Company and a duly authorized representative of the Company.

AGREED:

FOR MONEYGRAM INTERNATIONAL, INC.:

Date: November 8, 2012	By:	/s/ Pamela H. Patsley
Pamela H. Patsley
Chairman and Chief Executive Officer
MoneyGram International, Inc.

Date: November 8, 2012	By:	/s/ John K. Villa
John K. Villa
David M. Zinn
Williams & Connolly LLP

FOR THE DEPARTMENT OF JUSTICE:

PETERJ. SMITH
UNITED STATES ATTORNEY
Middle District of Pennsylvania

Date: November 9, 2012	By:	/s/ Kim D. Daniel
Kim D. Daniel
Assistant United States Attorney

JAIKUMAR RAMASWAMY Chief, Asset Forfeiture and Money Laundering Section Criminal Division
United States Department of Justice

Date: November 8, 2012	By:	/s/ Craig M. Timm
Craig M. Timm
Trial Attorney
Asset Forfeiture and Money Laundering Section

COMPANY OFFICER'S CERTIFICATE

I have read this Agreement and carefully reviewed every part of it with outside counsel for MONEYGRAM INTERNATIONAL, INC. (the "Company"). I understand the terms of this Agreement and voluntarily agree, on behalf of the Company, to each of its terms. Before signing this Agreement, I consulted outside counsel for the Company. Counsel fully advised me of the rights of the Company, of possible defenses, and of the consequences of entering into this Agreement.
I have carefully reviewed the terms of this Agreement with the Board of Directors of the Company. I have advised and caused outside counsel for the Company to advise the Board of Directors fully of the rights of the Company, of possible defenses, and of the consequences of entering into the Agreement.
No promises or inducements have been made other than those contained in this Agreement. Furthermore, no one has threatened or forced me, or to my knowledge any person authorizing this Agreement on behalf of the Company, in any way to enter into this Agreement. I am also satisfied with outside counsel's representation in this matter. I certify that I am the Chairman and Chief Executive Officer for the Company and that I have been duly authorized by the Company to execute this Agreement on behalf of the Company.

Date: November 8, 2012

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Pamela H. Patsley
Pamela H. Patsley
Chairman and Chief Executive Officer
MoneyGram International, Inc.

CERTIFICATE OF COUNSEL

I am counsel for MONEYGRAM INTERNATIONAL, INC. (the "Company") in the matter covered by this Agreement. In connection with such representation, I have examined relevant Company documents and have discussed the terms of this Agreement with the Company Board of Directors. Based on our review of the foregoing materials and discussions, I am of the opinion that the representative of the Company has been duly authorized to enter into this Agreement on behalf of the Company and that this Agreement has been duly and validly authorized, executed, and delivered on behalf of the Company and is a valid and binding obligation of the Company. Further, I have carefully reviewed the terms of this Agreement with the Board of Directors and the Chairman and Chief Executive Officer of the Company. I have fully advised them of the rights of the Company, of possible defenses, and of the consequences of entering into this Agreement. To my knowledge, the decision of the Company to enter into this Agreement, based on the authorization of the Board of Directors, is an informed and vol untary one.

Date:	November 8, 2012

By:	/s/ John K. Villa
John K. Villa
David M. Zinn
Williams & Connolly LLP
Counsel for MoneyGram International, Inc.